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                                                                   EXHIBIT 10.38

                                                                  EXECUTION COPY

                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of December 31, 2002

                                      Among

                      INSIGHT RECEIVABLES, LLC, as Seller,

                     INSIGHT ENTERPRISES, INC., as Servicer,

                 THE ENTITIES PARTY HERETO FROM TIME TO TIME AS
                             FINANCIAL INSTITUTIONS

                       JUPITER SECURITIZATION CORPORATION

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    as Agent

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                         RECEIVABLES PURCHASE AGREEMENT

            This Receivables Purchase Agreement dated as of December 31, 2002 is among Insight Receivables, LLC, an Illinois limited liability company ("Seller"), Insight Enterprises, Inc., a Delaware corporation ("Insight"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Jupiter") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

            Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

            Jupiter may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

            In the event that Jupiter declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Jupiter in accordance with the terms hereof.

            Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Jupiter and the Financial Institutions in accordance with the terms hereof.

                                   ARTICLE I
                              PURCHASE ARRANGEMENTS

            Section 1.1 Purchase Facility.

            (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Jupiter may, at its option, instruct the Agent to purchase on behalf of Jupiter, or if Jupiter shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Back-Up Commitments during the period from the date hereof to but not including the Facility Termination Date.

            (b) Seller may, upon at least 5 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the

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Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or a larger multiple of $1,000,000.

            Section 1.2 Increases. Seller shall provide the Agent with at least three Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $5,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Jupiter agrees to make the purchase. If Jupiter declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Jupiter or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Jupiter, the aggregate Purchase Price of the Purchaser Interests Jupiter is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Back-Up Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

            Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced, which reduction shall be applied ratably to the Purchaser Interests of Jupiter and the Financial Institutions in accordance with the amount of Capital (if any) owing to Jupiter, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on the amount of Capital owing to such Financial Institutions), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

            Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than noon (Chicago time) on the day when due in immediately available funds, and if not received before noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.


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                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

            Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) except as otherwise provided in Section 8.6 of this Agreement, all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

            Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's account no later than noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii)


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any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Jupiter pursuant to Section 13.6 (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

            Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

            Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

            first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's costs and expenses (including reasonable fees of legal counsel) of collection and enforcement of this Agreement,

            third, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

            fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

            fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.


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            Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

            Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

            Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within three (3) Business Days after Seller's knowledge thereof, an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

            Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing two (2) Business Days written notice to the Agent), at any time following the reduction of the Aggregate Capital to a level that is less than 25.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind, on the part of, or against any Purchaser or the Agent.

                                   ARTICLE III
                                   CP FUNDING

            Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Jupiter for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Jupiter and funded substantially with Pooled Commercial Paper.

            Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of Jupiter) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Jupiter for the immediately preceding Accrual Period in accordance with Article II.


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            Section 3.3 Calculation of CP Costs. On the fifth (5th) Business Day immediately preceding each Settlement Date, Jupiter shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

            Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Jupiter any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

            Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

            Section 4.3 Selection and Continuation of Tranche Periods.

            (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause
(A) of the definition of Settlement Date.

            (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Jupiter be combined with a Purchaser Interest of the Financial Institutions.

            Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by noon (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such


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Terminating Tranche. Until Seller gives notice to the Agent of another Discount
Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

            Section 4.5 Suspension of the LIBO Rate.

            (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

            (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Jupiter or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Jupiter and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

            (a) Corporate Existence and Power. Such Seller Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, and has and holds all corporate or limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or to so have or hold could not reasonably be expected to have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder


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and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate or company powers and authority and have been duly authorized by all necessary corporate or company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

            (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or certificate of formation or limited liability company agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound that is material to the operation of its business, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

            (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

            (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not knowingly contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, that any such information constituting projections or pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the party providing the same to be reasonable at the time made, it being recognized by the Agent and the Purchasers


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that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

            (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and Collections.

            (k) Places of Business and Locations of Records; Jurisdiction of Organization. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller is an Illinois limited liability company. Seller's Federal Employer Identification Number and Illinois organizational number are correctly set forth on Exhibit III.

            (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.


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            (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 2002, no event has occurred that could reasonably be expected to have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii)
Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

            (n) Names. In the past five (5) years, Seller has not used any company names, trade names or assumed names other than the name in which it has executed this Agreement.

            (o) Ownership of Seller. The Member owns, directly or indirectly, 100% of the issued and outstanding membership interests of Seller, free and clear of any Adverse Claim other than the Adverse Claim in favor of the Administrative Agent as contemplated by the Pledge Agreement. Such membership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire equity securities of Seller.

            (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

            (q) Compliance with Law. Such Seller Party has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

            (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

            (s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

            (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (u) Eligible Receivables. Each Receivable included in the Net Eligible Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date and, as of the date of each Monthly Report or any other report delivered pursuant to Section 8.5 or Section 6.2(a)(ii), each Receivable included in the Net Eligible Receivables Balance on such Monthly Report or other report was an Eligible Receivable.

            (v) Net Eligible Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Eligible Receivables Balance is equal to or greater than the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

            (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

            (x) Purpose. Seller has determined that, from a business viewpoint, the purchase of the Receivables and related interests thereto from Insight under the Receivables Sale Agreement, and the sale of Purchaser Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of Seller.

            (y) Financial Statements. The September 30, 2002 consolidated financial statements of Insight and its Subsidiaries heretofore delivered to the Agent and the Purchasers were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared (except for the absence of footnotes and subject to year end audit adjustments) and fairly present in all material respects the consolidated financial condition and operations of Insight and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

            Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and
Jupiter:

            (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

            (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

            (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

            (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

            Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

            Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under
Section 8.5 and (ii) upon the Agent's reasonable request, the Servicer shall have delivered to the Agent at least three (3) days prior to such purchase or Reinvestment an interim report in the form of a Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

            (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date);

            (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

            (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent within thirty (30) days after the Agent shall have obtained knowledge of such failure, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                   ARTICLE VII
                                    COVENANTS

            Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

            (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

            (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Insight and its consolidated subsidiaries for such fiscal year certified in a manner acceptable to the Agent by KPMG or other independent public accountants acceptable to the Agent.

            (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of its respective fiscal years, consolidated balance sheets of Insight and its consolidated subsidiaries as at the close of each such period and consolidated statements of income and retained earnings and a statement of cash flows for such Persons for the period from the beginning of such fiscal year to the end of such quarter, together with internally prepared balance sheets, statements of income and retained earnings and statements of cash flows for Seller, all certified by the chief financial officer of Insight or Seller, as applicable.

            (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of
      Exhibit V signed by such

      Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

            (iv) Statements and Reports. Promptly upon the furnishing thereof to the shareholders or members of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

            (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Insight or any of its Subsidiaries files with the Securities and Exchange Commission.

            (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Jupiter, copies of the same.

            (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

            (viii)Borrowing Base Certificates. Promptly upon the delivery thereof to the Administrative Agent, copies of all Borrowing Base Certificates required to be delivered pursuant to the Credit Agreement.

            (ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

            (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

            (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

            (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $10,000,000, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, if adversely determined to the Servicer, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

            (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

            (iv) Termination Date. The occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

            (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

            (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with (i) all applicable laws, rules and regulations to which it may be subject except (A) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (B) where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and (ii) all applicable orders, writs, judgments, injunctions, decrees and awards to which it may be subject which have not been stayed by appropriate proceedings. Such Seller Party will preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing or active status as a foreign corporation or limited liability company in each jurisdiction where its business is conducted except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and cause each Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

            (e) Keeping and Marking of Records and Books.

            (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables

      (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (ii) Such Seller Party will (and will cause each Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and
      (B) upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

            (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

            (g) Performance and Enforcement of Receivables Sale Agreement. Seller will perform its obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

            (h) Ownership. Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased by Seller under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related

Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

            (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Insight, each Originator and any Affiliate thereof (each an "Insight Entity"). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of any Insight Entity and not just a division of an Insight Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                  (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Insight Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                  (B) compensate all employees, consultants and agents, if any, directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of an Insight Entity, allocate the compensation of such employee, consultant or agent between Seller and such Insight Entity, as applicable, on a basis that reflects the services rendered to Seller and such Insight Entity, as applicable;

                  (C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of an Insight Entity, Seller shall lease such office at a fair market rent;

                  (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                  (E) conduct all transactions with each Insight Entity
            (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Insight Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (F) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                  (G) observe all limited liability company formalities as a distinct entity, and ensure that all corporate actions relating to
            (A) the selection,
            maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                  (H) maintain Seller's books and records separate from those of any Insight Entity and otherwise readily identifiable as its own assets rather than assets of any Insight Entity;

                  (I) prepare its financial statements separately from those of any Insight Entity and insure that any consolidated financial statements of each Insight Entity thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                  (J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Insight Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                  (K) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by an Insight Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                  (L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                  (M) maintain its limited liability company agreement in
            conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its certificate of formation or limited liability company agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                  (N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                  (O) maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                  (P) maintain at all times the Required Capital Amount (as
            defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of membership interests or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                  (Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Quarles & Brady LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

            (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

            (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing except for taxes being diligently contested in good faith and for which adequate reserves have been established. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Jupiter, the Agent or any Financial Institution.

            (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent evidence satisfactory to the Agent of such insurance coverage. Copies of each policy shall be furnished to the Agent and any Purchaser in certificated form upon the Agent's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

            (m) Payment to the Originators. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

            Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

            (a) Name Change, Offices and Records. Such Seller Party will not change its name, identity, corporate or limited liability company structure (within the meaning of Section 9-507 of the UCC) or jurisdiction of organization or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

            (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

            (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and

Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without the Agent's prior written consent. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

            (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

            (e) Net Eligible Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Eligible Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

            (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to the Originators in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

            Section 8.1 Designation of Servicer.

            (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Insight is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, at any time following the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, designate as Servicer any Person to succeed Insight or any successor Servicer.

            (b) Without the prior written consent of the Agent and the Required Financial Institutions, Insight shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) the applicable Originator with respect to the Receivables originated by such Originator and (iii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Neither the

Seller nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Insight. If at any time the Agent shall designate as Servicer any Person other than Insight, all duties and responsibilities theretofore delegated by Insight to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Insight and to Seller.

            (c) Notwithstanding the foregoing subsection (b), (i) unless the Agent shall have designated a Person other than Insight to act as Servicer pursuant to Section 8.1, Insight shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Insight in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Insight in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Insight, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

            Section 8.2 Duties of Servicer.

            (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

            (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

            (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

            (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

            (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

            (f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator, Insight or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

            Section 8.3 Collection Notices. Following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, the Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

            Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, any of the Originators, Insight or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

            Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the twelfth (12th) day of each month (or if such day is not a Business Day, the immediately succeeding Business Day) and, following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event (but not before), at such times as the Agent shall request, a Monthly Report and (ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

            Section 8.6 Servicing Fees. In consideration of Insight's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Insight shall continue to perform as Servicer hereunder, Seller shall pay over to Insight a fee (the "Servicing Fee") on the first day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum times the average daily Net Eligible Receivables Balance during such period, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

            Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

            (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days after such Seller Party has notice thereof.

            (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

            (c) (i) The failure of the Seller to pay any Indebtedness when due; or (ii) the failure of the Servicer, Insight or any Originator to pay any "Specified Indebtedness" when due; or the default by any Seller Party, Insight or any Originator in the performance of any term, provision or condition contained in any agreement under which any Specified Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Specified Indebtedness to cause, such Specified Indebtedness to become due prior to its stated maturity; or any such Specified Indebtedness of the Servicer, Insight or any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof. "Specified Indebtedness" means Indebtedness which, individually or in the aggregate with other Indebtedness, has an aggregate principal amount or face value in excess of $5,000,000.

            (d) (i) Any Seller Party, any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or an order for relief shall have been entered in such proceedings or a receiver, trustee or similar official shall have been appointed in such proceedings; or (iii) any Seller Party, any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

            (e) Seller, Insight or any Originator shall (i) fail to perform or observe any term, covenant or agreement under the Receivables Sale Agreement, or
(ii) fail to enforce its rights under the Receivables Sale Agreement after the occurrence of any such failure described in clause (i).

            (f) Seller shall fail to comply with the terms of Section 2.6 hereof.

            (g) As at the end of any Fiscal Month:

                  (i) the weighted average of the Default Ratios for the three most recently ended Fiscal Months shall exceed 0.5%;

                  (ii) the weighted average of the Delinquency Ratios for the three most recently ended Fiscal Months shall exceed 7.5% ; or

                  (iii) the weighted average of the Dilution Ratios for the
                        three most recently ended Fiscal Months shall exceed 5.25%.

            For purposes of this Section 9.1(g), the "weighted average" of each of the ratios referenced above for any three Fiscal Month Period shall be determined by adding the numerators of such ratio for each of such three Fiscal Months and dividing that sum by the sum of the denominators of such ratio for each of such three Fiscal Months.

            (h) A Change of Control shall occur.

            (i) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

            (j) A "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

            (k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

            (l) The ratio, determined as of the end of any Fiscal Quarter, of
(i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four Fiscal Quarters shall be greater than 2.50 to 1.00 (the "Leverage Ratio"). The Leverage Ratio shall be calculated as of the last day of each Fiscal Quarter of Insight based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such Fiscal Quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each Fiscal Quarter for the most recently ended four consecutive Fiscal Quarters; provided, that the Leverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements and containing reasonable adjustments satisfactory to the Agent, broken down by fiscal quarter in Insight's reasonable judgment. When calculating Consolidated EBITDA under this Section 9.1(l) through the period ending June 30, 2003, Insight may include amounts related to historical Comark EBITDA as set forth in pro-forma consolidated financial statements or other pro-forma consolidated financial information appearing in Form 8-K filings or footnotes set forth in Form 10-Q filings made from time to time through such period by Insight with the United States Securities and Exchange Commission; provided, however, that the inclusion of such amounts and the derivations thereof are subject to the Agent's consent and approval.

            (m) The ratio, determined as of the end of each Fiscal Quarter for the then most-recently ended four Fiscal Quarter period of (i) Consolidated EBITDA during such period minus Consolidated Capital Expenditures during such period minus expenses for taxes paid or taxes accrued during such period to (ii) Consolidated Interest Expense during such period plus the scheduled amortization of the principal portion of Indebtedness during such period (other than amounts owing in connection with Receivables Purchase Facilities permitted under the Credit Agreement), including, without limitation Capitalized Lease Obligations, all calculated for Insight and its Subsidiaries on a consolidated basis, shall be less than 2.00 to 1.00. When calculating Consolidated EBITDA under this
Section 9.1(m) through the period ending June 30, 2003, Insight may include amounts related to historical Comark EBITDA as set forth in pro-forma consolidated financial statements or other pro-forma consolidated financial information appearing in Form 8-K filings or footnotes set forth in Form 10-Q filings made from time to time through such period by Insight with the United States Securities and Exchange Commission; provided, however, that the inclusion of such amounts and the derivations thereof are subject to the Agent's consent and approval.

            (n) Insight shall at any time fail to have Consolidated Tangible Net Worth of at least (i) $235,708,000 minus (ii) amounts, which in the aggregate may not exceed $50,000,000 at any time, expended by Insight in connection with repurchases or redemptions of its capital stock permitted under Section 6.10 of the Credit Agreement plus
(iii) 75% of Consolidated Net Income (if positive) earned in each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2002 plus (iv) the amount of all Net Cash Proceeds resulting from issuances of Insight's or any Subsidiary's capital stock. Schedule 9.1(n) sets forth the calculation of Consolidated Tangible Net Worth as of September 30, 2002. The methodology for such calculation, subject to changes in Agreement Accounting Principles, other changes agreed to by the Agent and Insight in writing, and the terms of this
Section 9.1(n), shall be used to determine Consolidated Tangible Net Worth for each Fiscal Quarter occurring after the Fiscal Quarter ending September 30, 2002.

            (o) The UCC-1 financing statement naming Comark as debtor and Fleet Business Credit Corporation as secured party that is of record with the Secretary of State of Illinois shall not have been terminated or amended in a manner acceptable to the Agent by January 31, 2003.

            Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions:
(i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X
                                 INDEMNIFICATION

            Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

            (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from bad faith, gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

            (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

            (c) taxes imposed by the United States or the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller or Servicer, as applicable, shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

            (i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

            (ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

            (iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

            (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

            (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of an Obligor) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            (vi) the commingling of Collections of Receivables at any time with other funds;

            (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

            (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

            (ix) any Amortization Event described in Section 9.1(d);

            (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Insight, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to an Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

            (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

            (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

            (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

            (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

            (xv) the failure of any Receivable included in the calculation of the Net Eligible Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

            Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including, without limitation, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board), or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent within six (6) months after the Agent has knowledge of the event giving rise to such demand, together with a certificate setting forth in reasonable detail the Agent's computations supporting such demand, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

            Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Jupiter all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Jupiter's auditors auditing the books, records and procedures of Seller (provided, that prior to the occurrence of any Amortization Event or Potential Amortization Event, Seller shall only be required to pay for the cost of one such audit per calendar year), reasonable fees and out-of-pocket expenses of legal counsel for Jupiter and the Agent (which such counsel may be employees of Jupiter or the Agent) with respect thereto and with respect to advising Jupiter and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent any and all reasonable costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

            Section 10.4 Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by Insight or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at Insight's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Insight's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Financial Institutions, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles, including the Accounting Change, as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by Insight pursuant to Section 7.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

                                   ARTICLE XI
                                    THE AGENT

            Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing statements and to execute the Collection Account Agreements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

            Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

            Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Jupiter or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Jupiter or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

            Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

            Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

            Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

            Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

            Section 12.1 Assignments.

            (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Jupiter of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) the Financial Institutions pursuant to Section 13.1, (ii) to any commercial paper issuing conduit for which Bank One serves as administrative agent or (iii) with the prior written consent of the Seller (which consent shall not be unreasonably withheld), to any other Person, and upon such assignment, Jupiter shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Jupiter of this Agreement or all or any of the Purchaser Interests of Jupiter shall have all of the rights and benefits under this Agreement as if the term "Jupiter" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Jupiter hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

            (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Jupiter shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Jupiter, an enforceability opinion in form and substance satisfactory to the Agent and Jupiter. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

            (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Jupiter or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Jupiter, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

            Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Jupiter its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Jupiter and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII
                               LIQUIDITY FACILITY

            Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Jupiter delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Jupiter, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Jupiter as specified by Jupiter. Each such assignment by Jupiter shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Jupiter and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Jupiter, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Jupiter in reliance upon such assumption. Jupiter hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Jupiter, effective upon the receipt by Jupiter of the Jupiter Transfer Price, the Purchaser Interests of Jupiter which are the subject of any transfer pursuant to this
Article XIII.

            Section 13.2 Transfer Price Reduction Yield. If the Adjusted Liquidity Price is included in the calculation of the Jupiter Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Jupiter the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

            Section 13.3 Payments to Jupiter. In consideration for the reduction of the Jupiter Transfer Prices by the Jupiter Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Jupiter Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Jupiter any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

            Section 13.4 Limitation on Commitment to Purchase from Jupiter. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Jupiter, pursuant to Section 13.1 or otherwise, if:

            (i) Jupiter shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Jupiter or taken any corporate action for the purpose of effectuating any of the foregoing; or

            (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Jupiter by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Jupiter and such proceeding or petition shall have not been dismissed.

            Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Jupiter Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Liquidity Commitments of the Non-Defaulting Financial Institutions) of the Jupiter Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Liquidity Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Jupiter may have under applicable law, each Defaulting Financial Institution shall pay to Jupiter forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Jupiter in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

            Section 13.6 Terminating Financial Institutions.

            (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Back-Up

Commitment and Liquidity Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Back-Up Commitment and Liquidity Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Back-Up Commitment and Liquidity Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Jupiter and the Seller Parties of each Non-Renewing Financial Institution and Jupiter, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Back-Up Commitment and Liquidity Commitment shall, to such extent, automatically terminate on a date specified by Jupiter on or before the Liquidity Termination Date or (B) upon one
(1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Jupiter its Pro Rata Share of the aggregate Purchaser Interests then held by Jupiter, subject to, and in accordance with, Section 13.1. In addition, Jupiter may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Back-Up Commitment and Liquidity Commitment shall automatically terminate on a date specified by Jupiter or (y) assign to any Affected Financial Institution on a date specified by Jupiter its Pro Rata Share of the aggregate Purchaser Interests then held by Jupiter, subject to, and in accordance with, Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Back-Up Commitment and Liquidity Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Jupiter in its sole and absolute discretion.

            (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Back-Up Commitment and Liquidity Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                                  ARTICLE XIV
                                  MISCELLANEOUS

            Section 14.1 Waivers and Amendments.

            (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). Jupiter, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

            (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Bank-Up Commitment or Liquidity Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Horizon Ratio," "Loss Percentage Floor," "Loss Ratio," "Loss Reserve," "Loss Reserve Percentage," "Dilution Horizon Ratio," " Dilution Ratio," "Dilution Reserve," "Dilution Reserve Floor," "Dynamic Dilution Reserve Ratio, " "Dilutions," "Delinquency Ratio," "Default Proxy Ratio," "Default Ratio," "Delinquent Receivable," "Servicer Reserve" or "Yield Reserve" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
      (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

            (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Jupiter may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

            Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

            Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3 or repayments of Capital to a Terminating Financial Institution prior to an Amortization Date pursuant to Section 2.2) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            Section 14.4 Protection of Ownership Interests of the Purchasers.

            (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

            (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to file financing statements identifying Seller as debtor which are necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

            Section 14.5 Confidentiality.

            (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Jupiter and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding (including, without limitation, filings with the Securities and Exchange Commission and disclosures made to regulators and investors).

            (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Jupiter by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Jupiter or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

            Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Jupiter or any Unconditional Liquidity Provider, it will not institute against, or join any other Person in instituting against, Jupiter or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the bad faith, willful misconduct or gross negligence of Jupiter, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Jupiter, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASERS' SECURITY INTEREST IN THE PURCHASER INTERESTS IS GOVERNED BY THE LAW OF ANOTHER STATE, AS REQUIRED BY THE LAWS OF THE STATE OF ILLINOIS.

            Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO REALIZE ON THE INTERESTS OF THE PURCHASERS AND THE AGENT IN ANY RECEIVABLES, RELATED SECURITY OR PROCEEDS THEREOF. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL COURT OR AN ILLINOIS STATE COURT SETTING IN CHICAGO, ILLINOIS.

            Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

            Section 14.11 Integration; Binding Effect; Survival of Terms.

            (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

            Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

            Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Jupiter or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Jupiter or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

            Section 14.14 Characterization.

            (a) Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller, Insight, any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller, Insight or any Originator.

            (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables and the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder, and
(b) all UCC financing statements filed pursuant thereto), all proceeds of any thereof and all other assets in which the Agent on behalf of the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby assigns its security interests against the Originators under the Receivables Sale Agreement to the Agent for the benefit of the Purchasers.

            (c) In connection with Seller's transfer of its right, title and interest in, to and under the Receivables Sale Agreement, Seller agrees that the Agent shall have the right to enforce Seller's rights and remedies under the Receivables Sale Agreement to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of Seller under the Receivables Sale Agreement. To the extent that Seller enforces Seller's rights and remedies under the Receivables Sale Agreement from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by Seller.

                             SIGNATURE PAGES FOLLOW

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              INSIGHT RECEIVABLES, LLC

                              By: Insight Receivables Holding, LLC, its
                                  sole member

                              By:
                                 -------------------------------------------
                              Name:
                              Title:
                              Address: 444 Scott Drive
                                       Bloomingdale, IL 60108

                              Copy to: Insight Receivables, LLC
                                       6820 South Harl Avenue
                                       Tempe, AZ 85283
                                       Fax:  (480) 760-7287


                              INSIGHT ENTERPRISES, INC.

                              By:
                                 -------------------------------------------
                              Name:
                              Title:
                              Address: 1305 W. Auto Drive
                                       Tempe, Arizona  85284
                              Attention: General Counsel and Chief Financial
                                         Officer
                              Fax: (480) 760-7162 and (480) 760-7003


               Signature Page to Receivables Purchase Agreement

                            JUPITER SECURITIZATION CORPORATION

                            By:
                               -------------------------------------------
                                          Authorized Signatory

                            Address: c/o Bank One, NA (Main Office Chicago), as Agent
                                        Asset Backed Finance
                                        Suite IL1-0079, 1-19
                                        1 Bank One Plaza
                                        Chicago, Illinois  60670-0079

                             FAX: (312) 732-1844


                            BANK ONE, NA (MAIN OFFICE CHICAGO), as a Financial Institution and as Agent

                            By:
                               -------------------------------------------
                            Name: Warren H. Philipp, Jr.
                            Title: Authorized Signatory

                            Address: Bank One, NA (Main Office Chicago) Asset Backed Finance
                                        Suite IL1-0596, 1-21
                                        1 Bank One Plaza
                                        Chicago, Illinois  60670-0596

                            Fax:        (312) 732-4487


               Signature Page to Receivables Purchase Agreement

                                    EXHIBIT I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accrual Period" means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the Fiscal Month thereafter.

            "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which Insight or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

            "Acquisition Amount" means, on the date of any purchase from Jupiter of one or more Purchaser Interests pursuant to Section 13.1, with respect to each Financial Institution, the lesser of (a) such Financial Institution's Pro Rata Share of the sum of (i) the lesser of (A) the Adjusted Liquidity Price of each such Purchaser Interest and (B) the Capital of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest and
(b) such Financial Institution's Unused Liquidity Commitment.

            "Acquisition Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of Insight or any Subsidiary issued as consideration for such Acquisition.

            "Adjusted Liquidity Price" means an amount equal to:

   [GRAPH]

      where:


                                    Exh. I-1

                  RI = the undivided percentage interest evidenced by such Purchaser Interest.

                  DC  = the Deemed Collections.

                  NDR = the Outstanding Balance of all Receivables as to which any payment, or part thereof, has not remained unpaid for 120 days or more from the original invoice date for such payment.

                  LP  = the Loss Percentage Floor.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

            "Administrative Agent" means Bank One, in its capacity as administrative agent under the Credit Agreement.

            "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

            "Affected Financial Institution" has the meaning specified in
Section 12.1(c).

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

            "Agent" has the meaning set forth in the preamble to this Agreement.

            "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

            "Aggregate Reduction" has the meaning specified in Section 1.3.

            "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicer Reserve.

            "Aggregate Unpaids" means, at any time, an amount equal to the sum of all, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

            "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

            "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with


                                    Exh. I-2
that used in preparing the financial statements of Insight referred to in
Section 5.1(y); provided, however, that except as provided in Section 10.4, with respect to the calculation of the financial covenants set forth in Sections 9.1(l), 9.1(m), and 9.1(n) (and the defined terms used in such Sections), "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of Insight referred to in Section 5.1(y) hereof.

            "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event and (iv) the date which is 30 days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

            "Amortization Event" has the meaning specified in Article IX.

            "Assignment Agreement" has the meaning set forth in Section 12.1(b).

            "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

            "Back-Up Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution's name under the Back-Up Commitment column on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Back-Up and Liquidity Commitments pursuant to Section 13.6) and (b) with respect to any individual purchase from the Seller hereunder, the lesser of (i) its Back-Up Pro Rata Share of the Purchase Price therefor and (ii) its Unused Back-Up Commitment.

            "Back-Up Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Back-Up Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Back-Up Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections 13.5 or 13.6.

            "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

            "Borrowing Base Certificate" has the meaning set forth in the Credit Agreement.

            "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under
Article XIII or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of


                                    Exh. I-3
clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

            "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

            "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

            "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Insight and its Subsidiaries prepared in accordance with Agreement Accounting Principles, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (ii) leasehold improvement expenditures for which such Person or a Subsidiary is reimbursed promptly by the lessor.

            "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

            "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

            "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Insight, or (ii) the failure of Insight to maintain ownership (directly or indirectly) of 100% of the outstanding shares of voting stock of each


                                    Exh. I-4

Originator or (iii) the failure of the Member to maintain ownership of 100% of the membership interests of the Seller.

            "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice date for such payment.

            "Closing Date" means, with respect to the Credit Agreement, December 31, 2002.

            "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

            "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among the applicable Originator, Insight, Seller, the Agent and a Collection Bank.

            "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

            "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

            "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

            "Comark" means Comark, Inc., an Illinois corporation and its successors.

            "Commercial Paper" means promissory notes of Jupiter issued by Jupiter in the commercial paper market.

            "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Back-Up Commitments minus (b) the Aggregate Capital at such time.

            "Concentration Limit" means, at any time, for any Obligor, 3.0% of the aggregate Outstanding Balance of all Eligible Receivables at such time, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent as indicated on Exhibit XI hereto; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Jupiter or the Required Financial Institutions may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit.


                                    Exh. I-5

            "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of Insight and its Subsidiaries calculated on a consolidated basis for such period.

            "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business, all calculated for Insight and its Subsidiaries on a consolidated basis.

            "Consolidated Funded Indebtedness" means, at any time, with respect to any Person, the sum of (i) the aggregate dollar amount of Consolidated Indebtedness owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) the aggregate stated or face amount of all Letters of Credit at such time for which such Person is the account party or is otherwise liable plus (iii) the aggregate amount of Capitalized Lease Obligations owing by such Person or for which such Person is otherwise liable, plus (iv) the aggregate of all amounts owing by such Person or for which such Person is otherwise liable with respect to judgments or settlements arising in connection with trials, arbitrations, mediations, litigation or other forums for dispute resolution.

            "Consolidated Indebtedness" means at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

            "Consolidated Interest Expense" means, with reference to any period, the interest expense of Insight and its Subsidiaries calculated on a consolidated basis for such period, including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.

            "Consolidated Net Income" means, with reference to any period, the net income (or loss) of Insight and its Subsidiaries calculated on a consolidated basis for such period.

            "Consolidated Tangible Net Worth" means at any time, with respect to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles, but excluding at all times the net book value of all items that are treated as intangibles under Agreement Accounting Principles.

            "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter,


                                    Exh. I-6
operating agreement, take-or-pay contract, application of a Letter of Credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

            "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

            "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Jupiter pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Jupiter in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

            "Credit Agreement" means that certain Three-Year Revolving Credit Agreement dated as of December 31, 2002 among Insight, as borrower, the "Lenders" from time to time party thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

            "Credit Agreement Facility Termination Date" means the earlier of
(a) December 31, 2005 and (b) the date of termination in whole of the "Aggregate Commitment" (under and as defined in the Credit Agreement) pursuant to Section
2.5 thereof or the "Commitments" (under and as defined in the Credit Agreement) pursuant to Section 8.1 thereof.

            "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

            "Credit Extension" means the making of an "Advance" or the issuance of a "Facility LC", in each case, under and as defined in the Credit Agreement.

            "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time
(i) the Outstanding Balance of any


                                    Exh. I-7
such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

            "Default" means an event described in Article VII of the Credit Agreement.

            "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

            "Default Proxy Balance" means, as of the last day of any Fiscal Month, the aggregate Outstanding Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 120 days but less than 151 days after the invoice date thereof.

            "Default Proxy Ratio" means, for any Fiscal Month, the ratio (expressed as a percentage) equal to (a) the greater of (i) zero and (ii) the sum of (A) the Default Proxy Balance as of the last day of such Fiscal Month plus (B) the aggregate Outstanding Balance of all Receivables that would have been classified during such Fiscal Month as Charged-Off Receivables in accordance with clauses (i), (ii), (iii) or (iv) of the definition of "Charged-Off Receivable" plus (C) write-offs during such Fiscal Month, minus Recoveries during such Fiscal Month divided by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Receivables created during the Fiscal Month which ended on the date four (4) Fiscal Months prior to the last day of the current Fiscal Month.

            "Default Ratio" means, for any Fiscal Month, a percentage equal to
(a) the greater of (i) zero and (ii) the sum of (A) the aggregate Outstanding Balance of all Receivables that would have been classified during such Fiscal Month as Charged-Off Receivables in accordance with clauses (i), (ii), (iii) or
(iv) of the definition of "Charged-Off Receivable" plus (B) write-offs during such Fiscal Month, minus Recoveries during such Fiscal Month divided by (b) the aggregate amount of Collections during such Fiscal Month.

            "Defaulting Financial Institution" has the meaning set forth in
Section 13.5.

            "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 90 days after the invoice date thereof as at the last day of the most recently ended Fiscal Month divided by
(ii) the aggregate Outstanding Balance of all Receivables as at the last day of the most recently ended Fiscal Month.

            "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days after the invoice date therefor.

            "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing.


                                    Exh. I-8

            "Dilution Horizon Ratio" means, on any date, a percentage equal to
(i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables created during the two (2) most recently ended Fiscal Months, divided by (ii) the aggregate Outstanding Balance of all Eligible Receivables as at the last day of the most recently ended Fiscal Month.

            "Dilution Ratio" means, for any Fiscal Month, a percentage equal to
(i) the aggregate amount of Dilutions which occurred during such Fiscal Month, divided by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables created during the Fiscal Month which ended on the date two (2) Fiscal Months prior to the last day of the current Fiscal Month.

            "Dilution Reserve" means, on any date, an amount equal to (i) the greater of (a) the Dynamic Dilution Reserve Ratio or (b) the Dilution Reserve Floor, multiplied by (ii) the Net Eligible Receivables Balance as of such date.

            "Dilution Reserve Floor" means 16%.

            "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

            "Discount Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

            "Dollar", "dollar" and "$" means the lawful currency of the United States of America.

            "Domestic Subsidiary" means any Subsidiary of any Person organized under the laws of any state of the United States.

            "Dynamic Dilution Reserve Ratio" means, on any date, the amount determined pursuant to the following formula:

            {(2.50 x ED) + ((DS - ED) x (DS/ED))} x DHR

      where:

      ED    =     on such date, the average of the Dilution Ratios for the
                  twelve (12) Fiscal Months then most recently ended.

      DS    =     on such date, the highest Dilution Ratio for any Fiscal
                  Month during the twelve (12) Fiscal Months then most recently ended.

      DHR   =    the Dilution Horizon Ratio on such date.

            "Eligible Receivable" means, at any time, a Receivable:


                                    Exh. I-9

            (i) the Obligor of which (a) is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto and (c) is not a Designated Obligor;

            (ii) the Obligor of which is not the Obligor of any Delinquent Receivables which in the aggregate constitute more than 25% of all Receivables (measured by Outstanding Balance) of such Obligor;

            (iii) which is not a Charged-Off Receivable, a Delinquent Receivable, a Government Receivable; provided, that, Government Receivables with Outstanding Balances which, in the aggregate, constitute no more than 3% of the aggregate Outstanding Balance of all Receivables, may be Eligible Receivables;

            (iv) which is not a WM Receivable; provided, that, WM Receivables with Outstanding Balances which, in the aggregate, constitute no more than 5% of the aggregate Outstanding Balance of all Receivables, may be Eligible Receivables;

            (v) which by its terms is due and payable within 60 days of the original invoice date therefor and has not had its payment terms extended;

            (vi) which is an "account" or "chattel paper" within the meaning of
      Section 9-105 and Section 9-106, respectively, of the UCC of all applicable jurisdictions;

            (vii) which is denominated and payable only in United States dollars in the United States;

            (viii) which arises under a Contract in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense;

            (ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

            (x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator;

            (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit


                                    Exh. I-10
      opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

            (xii) which satisfies all applicable requirements of the Credit and Collection Policy;

            (xiii) which was generated in the ordinary course of the applicable Originator's business;

            (xiv) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part);

            (xv) as to which the Agent has not notified the Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent;

            (xvi) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);

            (xvii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

            (xviii) all right, title and interest to and in which has been validly transferred by the Originators to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (other than Adverse Claims created by the Transaction Documents); and

            (xix) no portion of which constitutes sales tax or late fees or similar charges.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Facility Account" means Seller's Account No. 0060-9027 at Bank One.

            "Facility Termination Date" means the earliest of (i) December 31, 2005, (ii) the Liquidity Termination Date and (iii) the Amortization Date.

            "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                                    Exh. I-11

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Insight, the Agent and Jupiter, as it may be amended or modified and in effect from time to time.

            "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

            "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

            "Financing" means, with respect to any Person, (i) the issuance or sale by such Person of any equity interests in such Person, or (ii) the issuance or sale by such Person of any Indebtedness other than Indebtedness described in Sections 6.14.1 through 6.14.8 of the Credit Agreement; provided, however, that the foregoing clause (ii) shall not permit the incurrence by Insight or any Subsidiary of any Indebtedness if such incurrence is not otherwise permitted by the Credit Agreement.

            "Fiscal Month" means (a) with respect to Comark and its Subsidiaries, each fiscal month of Comark and its Subsidiaries, each of which consists of 4 consecutive calendar weeks (in the case of the first two Fiscal Months of each Fiscal Quarter other than a 14-week Fiscal Quarter, in which only the first Fiscal Month consists of 4 weeks) or 5 consecutive calendar weeks (in the case of the third Fiscal Month in each Fiscal Quarter, and the second and third Fiscal Months of each 14-week Fiscal Quarter) and (b) with respect to Insight and its Subsidiaries (other than Comark and its Subsidiaries), each calendar month.

            "Fiscal Quarter" means (a) with respect to Comark and its Subsidiaries, each fiscal quarter of Comark and its Subsidiaries, each of which consists of 13 consecutive calendar weeks with the fourth Fiscal Quarter in every fifth Fiscal Year consisting of 14 consecutive calendar weeks and (b) with respect to Insight and its Subsidiaries (other than Comark and its Subsidiaries), each calendar quarter.

            "Fiscal Year" means (a) with respect to Comark and its Subsidiaries, the fiscal year of Comark and its Subsidiaries, each of which consists of 52 or 53 consecutive calendar weeks, commencing with the first Sunday in January of each calendar year and (b) with respect to Insight and its Subsidiaries (other than Comark and its Subsidiaries), each calendar year.

            "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Jupiter.


                                    Exh. I-12

            "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Jupiter.

            "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

            "Government Receivable" means a Receivable the Obligor of which is a government or a governmental subdivision or agency.

            "Guaranty" means the Subsidiary Guaranty, dated as of December 31, 2002, made by certain Subsidiaries of Insight in favor of the Administrative Agent for the benefit of the "Holders of Secured Obligations" (under and as defined in the Credit Agreement), as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

            "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is: (A) not (i) an employee, director, stockholder, partner or officer of the Seller or any of its Affiliates (other than his or her service as an Independent Director of the Seller); (ii) a customer or supplier of the Seller or any of its Affiliates; or (iii) any member of the immediate family of a person described in
(i) or (ii), and (B) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

            "Insight" has the meaning set forth in the preamble to this Agreement.

            "Insight Entity" has the meaning set forth in Section 7.1(i).


                                    Exh. I-13

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of December 31, 2002 by and among Bank One, in its capacity as "Administrative Agent" under the Credit Agreement, the Agent, IBM Credit Corporation, Hewlett Packard Company, Compaq Computer Corporation and Textron Financial Corporation, as amended, restated, supplemented or otherwise modified from time to time.

            "Jupiter" has the meaning set forth in the preamble to this Agreement.

            "Jupiter Residual" means the sum of the Jupiter Transfer Price Reductions.

            "Jupiter Transfer Price" means, with respect to the assignment by Jupiter of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of (i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Liquidity Price of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

            "Jupiter Transfer Price Deficit" has the meaning set forth in
Section 13.5.

            "Jupiter Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by Jupiter to the Agent for the benefit of the Financial Institutions, the positive difference (if any) between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Liquidity Price for such Purchaser Interest.

            "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

            "Lenders" means the lending institutions listed on the signature pages of the Credit Agreement and their respective successors and assigns.

            "Leverage Ratio" has the meaning set forth in Section 9.1(l).

            "LIBO Rate" means the rate per annum equal to the sum of:

            (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the


                                    Exh. I-14
      approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus

            (ii) 1.25% per annum.

      The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

            "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

            "Liquidity Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Jupiter in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution's name under the Liquidity Commitment column on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof, and (b) with respect to any individual purchase from Jupiter, the lesser of (i) its Pro Rata Share of the Purchase Price therefor and
(ii) its Unused Liquidity Commitment.

            "Liquidity Termination Date" means December 30, 2003.

            "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

            "Loss Horizon Ratio" means, as of any date, a ratio equal to (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables created during the three (3) most recently ended Fiscal Months divided by (ii) the aggregate Outstanding Balance of all Eligible Receivables as at the last day of the most recently ended Fiscal Month.

            "Loss Percentage Floor" means 9.0%.

            "Loss Ratio" means, as of any date, a percentage equal to the highest average Default Proxy Ratio for any three consecutive Fiscal Months during the twelve (12) Fiscal Months then most recently ended.

            "Loss Reserve" means, on any date, an amount equal to the Loss Reserve Percentage multiplied by the Net Eligible Receivables Balance as of such date.

            "Loss Reserve Percentage" means, as of any date, the greater of (i) the Loss Percentage Floor and (ii) the percentage obtained by multiplying (a)
2.50 times (b) the Loss


                                    Exh. I-15

Ratio (as determined as of the last day of the Fiscal Month then most recently ended) times (c) the Loss Horizon Ratio (as determined as of the last day of the Fiscal Month then most recently ended).

            "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

            "Member" means Insight Receivables Holding, LLC, an Illinois limited liability company and its successors.

            "Monthly Report" means a report, in substantially the form of
Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

            "Net Cash Proceeds" means, with respect to any sale of Property or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale of Property) or Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such sale of Property which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such sale of Property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing.

            "Net Eligible Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

            "Non-Defaulting Financial Institution" has the meaning set forth in
Section 13.5.

            "Non-Renewing Financial Institution" has the meaning set forth in
Section 13.6(a).

            "Obligations" has the meaning set forth in Section 2.1.

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "Originator" means each of Insight Direct USA, Inc., an Arizona corporation, Comark Corporate Sales, Inc., an Illinois corporation, Comark, Comark Government and Education Sales, Inc., an Illinois corporation and Insight Services Corporation, an Arizona


                                    Exh. I-16
corporation or any other Subsidiary or Affiliate of Insight approved in writing by the Agent from time to time.

            "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal balance thereof; provided, that with respect to a WM Receivable, "Outstanding Balance" means an amount equal to the product of 1.07 and the actual cost to the applicable Originator of providing warranty or maintenance services to an Obligor.

            "Participant" has the meaning set forth in Section 12.2.

            "Performance Undertaking" means that certain Performance Undertaking dated as of December 31, 2002 by Insight in favor of the Agent for the benefit of the Purchasers, as amended, restated, supplemented or otherwise modified from time to time.

            "Permitted Acquisition" means Acquisitions meeting the following requirements or otherwise approved by the Required Lenders under the Credit
Agreement:

            (a) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 of the Credit Agreement shall be true both before and after giving effect to such Acquisition;

            (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened in writing by any shareholder or director of the seller or entity to be acquired;

            (c) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which Insight and its Subsidiaries are engaged on the Closing Date;

            (d) as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

            (e) the Acquisition Purchase Price for each such Acquisition together with the Acquisition Purchase Prices of all other Permitted Acquisitions shall not exceed an amount equal to (a) $50,000,000 during any period of twelve consecutive months; and (b) $100,000,000 during the period beginning on the Closing Date and ending on the Credit Agreement Facility Termination Date;

            (f) with respect to each Permitted Acquisition with respect to which the Acquisition Purchase Price shall be greater than $25,000,000, not less than fifteen (15) days prior to the consummation of such Permitted Acquisition, Insight shall have delivered to the Administrative Agent a pro forma consolidated balance sheet, income statement and cash flow statement of Insight and its Subsidiaries (the "Acquisition Pro Forma"), based on Insight's most recent financial statements delivered pursuant to


                                    Exh. I-17

      Section 6.1.1 of the Credit Agreement and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of Insight and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, Insight would have been in compliance with the financial covenants set forth in Sections 6.21, 6.22 and 6.23 of the Credit Agreement for the four Fiscal Quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 6.1.3 of the Credit Agreement prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period); and

            (g) prior to each such Permitted Acquisition, Insight shall deliver to the Administrative Agent a documentation, information and certification package in form and substance acceptable to the Administrative Agent, including, without limitation;

                  (i) all of the "Collateral Documents" (as such term is defined in the Credit Agreement) necessary for the perfection of a first priority security interest in all of the assets to be acquired or the equity interests and assets of the entity to be acquired together with opinions of counsel, in each case in form and substance reasonably acceptable to the Administrative Agent;

                  (ii) a supplement to the Guaranty if the Permitted Acquisition is an Acquisition of equities and the target company will not be merged with Insight or any existing Domestic Subsidiary;

                  (iii) the financial statements of the target entity together with any pro forma financial statements, projections, forecasts and budgets prepared by Insight in connection therewith;

                  (iv) a copy of the acquisition agreement for such Acquisition, together with drafts of the material schedules thereto;

                  (v) a copy of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition; and

                  (vi) such other documents or information as shall be
            reasonably requested by the Administrative Agent or any Lender.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Pledge Agreement" has the meaning set forth in the Credit
Agreement.


                                    Exh. I-18

            "Pooled Commercial Paper" means Commercial Paper notes of Jupiter subject to any particular pooling arrangement by Jupiter, but excluding Commercial Paper issued by Jupiter for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Jupiter.

            "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

            "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

            "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

            "Proposed Reduction Date" has the meaning set forth in Section 1.3.

            "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Back-Up Commitment of such Financial Institution, divided by
(ii) the aggregate amount of all Back-Up Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections 13.5 or 13.6.

            "Purchase Limit" means $200,000,000.

            "Purchase Notice" has the meaning set forth in Section 1.2.

            "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Eligible Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

            "Purchasers" means Jupiter and each Financial Institution.

            "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

            [GRAPHIC]

      where:


                                    Exh. I-19

      C     =     the Capital of such Purchaser Interest.

      AR    =     the Aggregate Reserves.

      NRB   =     the Net Eligible Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

            "Purchasing Financial Institution" has the meaning set forth in
Section 12.1(b).

            "Receivable" means all indebtedness and other obligations owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the applicable Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

            "Receivables Purchase Documents" means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which Insight or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer to SPVs all of their respective right, title and interest in and to certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

            "Receivables Purchase Facility" means any securitization facility made available to Insight or any of its Subsidiaries, pursuant to which receivables of Insight or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

            "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of the date hereof, between Insight and Seller, as the same may be amended, restated or otherwise modified from time to time.


                                    Exh. I-20

            "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

            "Recoveries" means, with respect to a Receivable that (a) would have been classified during any Fiscal Month as a Charged-Off Receivable in accordance with clauses (i), (ii), (iii) or (iv) of the definition of "Charged-Off Receivable" or (b) has been written off by the Seller, all amounts received or collected by the Servicer or the Seller with respect to such Receivable after such classification or write-off.

            "Reduction Notice" has the meaning set forth in Section 1.3.

            "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from Jupiter for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Jupiter Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

            "Regulatory Change" has the meaning set forth in Section 10.2(a).

            "Reinvestment" has the meaning set forth in Section 2.2.

            "Related Security" means, with respect to any Receivable:

                  (i) all of the applicable Originator's interest in the
            inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property
            subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v) all Records related to such Receivable,

                  (vi) all of Seller's right, title and interest in, to and
            under the Receivables Sale Agreement in respect of such Receivable , and


                                    Exh. I-21

                  (vii) all proceeds of any of the foregoing.

            "Required Financial Institutions" means, at any time, (i) if Jupiter holds any Purchaser Interests, the Agent and Financial Institutions with Liquidity Commitments in excess of 66-2/3% of the aggregate of all Liquidity Commitments, and (ii) if Jupiter holds no Purchaser Interests, Financial Institutions with Commitments in excess of 66-2/3% of the aggregate of all Liquidity Commitments.

            "Required Lenders" means Lenders in the aggregate having at least 66.67% of the "Aggregate Commitment" (under and as defined in the Credit Agreement) or, if the "Aggregate Commitment" has been terminated, Lenders in the aggregate holding at least 66.67% of the "Aggregate Outstanding Credit Exposure" (under and as defined in the Credit Agreement).

            "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

              AGGREGATE REDUCTION          REQUIRED NOTICE PERIOD
              -------------------          ----------------------
         < $100,000,000                     two (2) Business Days
         Greater than $100,000,000         five (5) Business Days

            "Seller" has the meaning set forth in the preamble to this Agreement.

            "Seller Parties" has the meaning set forth in the preamble to this Agreement.

            "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

            "Servicer Reserve" means, on any date, an amount equal to 0.5% multiplied by the Net Eligible Receivables Balance as of the close of business of the Servicer on such date.

            "Servicing Fee" has the meaning set forth in Section 8.6.

            "Settlement Date" means (A) the fifteenth (15th) day of each month (or if such day is not a Business Day, the next succeeding Business Day), and
(B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

            "Settlement Period" means (A) in respect of each Purchaser Interest of Jupiter, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

            "SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of the Credit Agreement.


                                    Exh. I-22

            "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

            "Termination Date" has the meaning set forth in Section 2.2.

            "Termination Percentage" has the meaning set forth in Section 2.2.

            "Terminating Financial Institution" has the meaning set forth in
Section 13.6(a).

            "Terminating Tranche" has the meaning set forth in Section 4.3(b).

            "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

            (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Each one, two, three of six month Tranche Period shall end on the day in the applicable succeeding month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

            (d) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

            "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Collection Account Agreement, the Intercreditor Agreement, the Fee Letter, the Performance Undertaking, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.


                                    Exh. I-23

            "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

            "Unconditional Liquidity Provider" means a Financial Institution that is identified by the Agent or by Bank One as an entity which will not under any circumstance receive any Jupiter Transfer Price Reduction hereunder.

            "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

            "Unused Back-up Commitment" means, with respect to any Financial Institution at any time, such Financial Institution's Back-up Commitment at such time minus such Financial Institution's Back-up Pro Rata Share of the Aggregate Capital outstanding at such time.

            "Unused Liquidity Commitment" means, with respect to any Financial Institution at any time, such Financial Institution's Liquidity Commitment at such time minus the aggregate Capital of such Financial Institution's Purchaser Interests at such time.

            "WM Receivable" means a Receivable which arises under a Contract relating to the provision by an Originator of warranty or maintenance services to an Obligor.

            "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

            "Yield Reserve" means, on any date, an amount equal to 0.5% multiplied by the Net Eligible Receivables Balance as of the close of business of the Servicer on such date.

            All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.


                                    Exh. I-24

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                     [Date]

Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention:  ABF Treasury

            Re: PURCHASE NOTICE

Ladies and Gentlemen:

            Reference is hereby made to the Receivables Purchase Agreement, dated as of December 31, 2002 by and among Insight Receivables, LLC, an Illinois limited liability company (the "Seller"), Insight Enterprises, Inc., as Servicer, the Financial Institutions, Jupiter Securitization Corporation ("Jupiter"), and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

      The Agent is hereby notified of the following Incremental Purchase:

Purchase Price:                $_____________________________

Date of Purchase:              ______________________________

Requested Discount Rate:       [LIBO Rate] [Prime Rate]
                               [Pooled Commercial Paper rate]

            Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )


                                   Exh. II-1

            Please advise [Name] at telephone no ( ) _________________ if Jupiter will not be making this purchase.

            In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

            (i) the representations and warranties of the Seller set forth in
Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

            (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

            (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

            (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                                    Very truly yours,

                                    INSIGHT RECEIVABLES, LLC


                                    By:
                                       ------------------------
                                    Name:
                                    Title:


                                   Exh. II-2

                                   EXHIBIT III

                    PLACES OF BUSINESS OF THE SELLER PARTIES;
                              LOCATIONS OF RECORDS;
                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)
                     ORGANIZATIONAL IDENTIFICATION NUMBER(S)

Places of Business and Location of Records:

Insight Receivables, LLC
444 Scott Drive
Bloomingdale, IL 60108

Illinois Organizational Number: 0082933-1

FEIN: 43-1988544

Places of Business and Location of Records:

Insight Enterprises, Inc.
1305 West Auto Drive
Tempe, Arizona 85284

Delaware Organizational Number:  2264818

FEIN:  86-0766246


                                  Exh. III-1

                                   EXHIBIT IV

                 NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

                Lock-Box                       Related Collection Account
---------------------------------------  ----------------------------------------
Arizona lockbox 2457-0446 (Insight       Insight Direct USA, Inc. wire
Direct USA, Inc./Insight Services        (0177-6871), operating (0177-8412) and
Corporation)                             store (2142-4806)

                                         Insight Services Corporation wire
                                         (0177-6871), operating (0177-8412) and
                                         store (2142-4806)

Chicago lockbox 70212 (Comark Corporate  Comark, Inc. Master Account and Comark
Sales, Inc./Comark Government and        Corporate Sales, Inc. 5240530
Education Sales, Inc).

Chicago lockbox 70191 (PC Wholesale)     Comark, Inc. Master Account and Comark
                                         Corporate Sales, Inc. 5240530

N/A                                      Comark Government and Education Sales,
                                         Inc. ZBA Account (9413561)


                                   Exh. IV-1

                                    EXHIBIT V
                         FORM OF COMPLIANCE CERTIFICATE

      To:  Bank One, NA (Main Office Chicago), as Agent

            This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of December 31, 2002 among Insight Receivables, LLC (the "Seller"), Insight Enterprises, Inc. (the "Servicer"), the Purchasers party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (the "Agreement").

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected [______________] of Seller.

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

      4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with Section 9.1(g) of the Agreement, all of which data and computations are true, complete and correct.

      5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , .

                                      INSIGHT RECEIVABLES, LLC


                                      -----------------------------------
                                      Name:
                                      Title:


                                   Exh. V-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:


                                   Exh. V-2

                                   EXHIBIT VI

                     FORM OF COLLECTION ACCOUNT AGREEMENT(1)

                          [On letterhead of Originator]

                                                           ____________,________

[Lock-Box Bank/Concentration Bank/Depositary Bank]

            Re:   [Name of Originator]

Ladies and Gentlemen:

            Reference is hereby made to each of the departmental post office boxes listed on Schedule I hereto (each a, "Lock-Box") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement) between you and the undersigned (the "Company") dated _____(the "Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to the Company's checking account no. _____ maintained with you in the name of the Company (the "Lock-Box Account").

            The Company hereby informs you that pursuant to that certain Receivables Sale Agreement, dated as of ______ __, ___ between the Company and [Seller] (the "Seller"), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Seller. The Company and Seller hereby request that the name of the Lock-Box Account be changed to "Insight Receivables, LLC"

            The Company and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One, NA (Main Office Chicago) ("Bank One") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to Bank One for itself and as agent (or any designee of Bank One) and Bank One will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither the Company, Seller, nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as Bank One may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by Bank One, (iv) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (v) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to Bank One at the following address:

--------
(1) Before using this form, check with the Law Department to determine whether the applicable Financial Institution has agreed to an alternative form.


                                   Exh. VI-1

            Bank One, NA (Main Office Chicago)
            21st Floor
            1 Bank One Plaza
            Chicago, Illinois 60670
            Attention:  Credit Manager, Asset Backed
                           Securities Division

            Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to the Company (and Seller, as the Company's assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

            You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Box are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or Seller, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

            THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

            This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.


                                   Exh. VI-2

            Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                    Very truly yours,

                                    [ORIGINATOR]

                                    By:
                                       -----------------------------
                                    Name:
                                    Title:


                                    INSIGHT RECEIVABLES, LLC

                                    By:
                                       -----------------------------
                                    Name:
                                    Title:

Acknowledged and agreed to
this___day of___

[COLLECTION BANK]

By:
   --------------------------
Name:
Title:


BANK ONE, NA (MAIN OFFICE CHICAGO), as
Agent

By:
   --------------------------
Name:
Title:


                                   Exh. VI-3

                                     ANNEX A
                                 FORM OF NOTICE

                           [On letterhead of Bank One]

                                                                         ___,___

[Collection Bank/Depositary Bank/Concentration Bank]

            Re:   [Originator/Insight Receivables, LLC]

Ladies and Gentlemen:

            We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [Originator], Insight Receivables, LLC, you and us, to have the name of, and to have exclusive ownership and control of, account number ____ (the "Lock-Box Account") maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to__________________ .] You have further agreed to perform all other services you are performing under that certain agreement dated_______________ between you and [Originator] on our behalf.

            We appreciate your cooperation in this matter.

                                    Very truly yours,

                                    BANK ONE, NA (MAIN OFFICE CHICAGO)
                                          (for itself and as agent)

                                    By:  ______________________________
                                    Title:


                                   Exh. VI-4

                                   EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

            A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of December 31, 2002 by and among Insight Receivables, LLC, as Seller, Insight Enterprises, Inc., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

            B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

            C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Back-Up Commitment and Liquidity Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

      AGREEMENT

            The parties hereto hereby agree as follows:

            1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Jupiter, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

            2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Back-Up Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the


                                  Exh. VII-1

Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

            3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Back-Up Commitment and Liquidity Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under
Section 4.1 of the Purchase Agreement.

            4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

            5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

            6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent,


                                  Exh. VII-2

Jupiter, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

            7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

            8. Schedule I hereto sets forth the revised Back-Up Commitment and Liquidity Commitment of Assignor and the Back-Up Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.

            9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Jupiter, it will not institute against, or join any other Person in instituting against, Jupiter any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.


                                  Exh. VII-3

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                    [ASSIGNOR]

                                    By:
                                       ---------------------------
                                    Title:


                                    [ASSIGNEE]

                                    By:
                                       ----------------------------
                                    Title:


                                  Exh. VII-4

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

DATE: _______________, ____

TRANSFERRED PERCENTAGE: ________%

              A-1           A-2           A-3            A-4           B-1           B-2
--------  -----------  -------------  ------------   ------------  ------------  ------------
ASSIGNOR    BACK-UP       BACK-UP      LIQUIDITY      LIQUIDITY     OUTSTANDING    RATABLE
          COMMITMENT    COMMITMENT    COMMITMENT      COMMITMENT     CAPITAL      SHARE OF
           (PRIOR TO      (AFTER       (PRIOR TO        (AFTER       (IF ANY)    OUTSTANDING
            GIVING        GIVING        GIVING          GIVING                     CAPITAL
           EFFECT TO     EFFECT TO     EFFECT TO      EFFECT TO
              THE           THE           THE            THE
          ASSIGNMENT    ASSIGNMENT    ASSIGNMENT)    ASSIGNMENT)
          AGREEMENT)    AGREEMENT)
--------  ----------    ----------    ------------   ------------  ------------  ------------

                            A-2                          A-4           B-1           B-2
--------  ----------    ----------    ------------   ------------  ------------  ------------
ASSIGNEE                  BACK-UP                     LIQUIDITY     OUTSTANDING    RATABLE
                        COMMITMENT                    COMMITMENT     CAPITAL      SHARE OF
                          (AFTER                        (AFTER       (IF ANY)    OUTSTANDING
                          GIVING                        GIVING                     CAPITAL
                         EFFECT TO                    EFFECT TO
                            THE                          THE
                        ASSIGNMENT                   ASSIGNMENT)
                        AGREEMENT)

ADDRESS FOR NOTICES
___________________
___________________

Attention:
Phone:
Fax:


                                  Exh. VII-5

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO:                        , Assignor
    -----------------------

    -----------------------

    -----------------------

    -----------------------

TO:                         , Assignee
    -----------------------

    -----------------------

    -----------------------

    -----------------------

            The undersigned, as Agent under the Receivables Purchase Agreement dated as of December 31, 2002 by and among Insight Receivables, LLC, an Illinois limited liability company, Insight Enterprises, Inc., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and
__________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

            1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

            2. Jupiter hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.


                                  Exh. VII-6

             [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                    Very truly yours,


                                    BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    individually and as Agent

                                    By:
                                       -----------------------------
                                    Title:
                                         ---------------------------


                                    JUPITER SECURITIZATION CORPORATION

                                    By:
                                       -----------------------------
                                    Authorized Signatory


                                  Exh. VII-7

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                                    Attached


                                  Exh. VIII-1

                                   EXHIBIT IX

                                   [Reserved]


                                   Exh. IX-1

                                    EXHIBIT X

                             FORM OF MONTHLY REPORT

                                    Attached


                                   Exh. X-1

                                   EXHIBIT XI
                          SPECIAL CONCENTRATION LIMITS

                                      None


                                  Exh. XI-1

                                   SCHEDULE A

                      COMMITMENTS OF FINANCIAL INSTITUTIONS


    FINANCIAL INSTITUTION        BACK-UP COMMITMENT      LIQUIDITY COMMITMENT
    ---------------------        ------------------      --------------------
Bank One, NA (Main Chicago          $200,000,000             $204,000,000
Office)


                                   Sch. A-1

                                   SCHEDULE B

                     DOCUMENTS TO BE DELIVERED TO THE AGENT
                       ON OR PRIOR TO THE INITIAL PURCHASE

                                    Attached


                                   Sch. B-1

                                 SCHEDULE 9.1(n)

                           METHODOLOGY FOR CALCULATING

          CONSOLIDATED TANGIBLE NET WORTH OF INSIGHT ENTERPRISES, INC.

Computed as follows:

9/30/02 equity    $450,556,000
Intangibles       $188,658,000
Tangible equity   $261,898,000

Multiplier                  90%

Net               $235,708,000

                                 Sch. 9.1(n)-1

ARTICLE I
      PURCHASE ARRANGEMENTS..........................................     1

   Section 1.1   Purchase Facility...................................     1
   Section 1.2   Increases...........................................     2
   Section 1.3   Decreases...........................................     2
   Section 1.4   Payment Requirements................................     2

ARTICLE II
      PAYMENTS AND COLLECTIONS.......................................     3

   Section 2.1   Payments............................................     3
   Section 2.2   Collections Prior to Amortization...................     3
   Section 2.3   Collections Following Amortization..................     4
   Section 2.4   Application of Collections..........................     4
   Section 2.5   Payment Recission...................................     5
   Section 2.6   Maximum Purchaser Interests.........................     5
   Section 2.7   Clean Up Call.......................................     5

ARTICLE III
      JUPITER CP FUNDING.............................................     5

   Section 3.1   CP Costs............................................     5
   Section 3.2   CP Costs Payments...................................     5
   Section 3.3   Calculation of CP Costs.............................     6

ARTICLE IV
      F FINANCIAL INSTITUTION FUNDING................................     6

   Section 4.1   Financial Institution Funding.......................     6
   Section 4.2   Yield Payments......................................     6
   Section 4.3   Selection and Continuation of Tranche Periods.......     6
   Section 4.4   Financial Institution Discount Rates................     6
   Section 4.5   Suspension of the LIBO Rate.........................     7

ARTICLE V
      REPRESENTATIONS AND WARRANTIES.................................     7

   Section 5.1   Representations and Warranties of The Seller Parties     7
   Section 5.2   Financial Institution Representations and Warranties    11

ARTICLE VI
      CONDITIONS OF PURCHASES........................................    12

   Section 6.1   Conditions Precedent to Initial Incremental
                 Purchase............................................    12
   Section 6.2   Conditions Precedent to All Purchases and
                 Reinvestments.......................................    12

ARTICLE VII
      COVENANTS.....................................................     13

   Section 7.1   Affirmative Covenants of The Seller Parties........     13
   Section 7.2   Negative Covenants of The Seller Parties...........     20

ARTICLE VIII
      ADMINISTRATION AND COLLECTION.................................      21

   Section 8.1   Designation of Servicer............................      21
   Section 8.2   Duties of Servicer.................................      22
   Section 8.3   Collection Notices.................................      23
   Section 8.4   Responsibilities of Seller.........................      23
   Section 8.5   Reports............................................      24
   Section 8.6   Servicing Fees.....................................      24

ARTICLE IX
      AMORTIZATION EVENTS...........................................      24

   Section 9.1   Amortization Events................................      24
   Section 9.2   Remedies...........................................      27

ARTICLE X
      INDEMNIFICATION...............................................      27

   Section 10.1  Indemnities by The Seller Parties..................      27
   Section 10.2  Increased Cost and Reduced Return..................      30
   Section 10.3  Other Costs and Expenses...........................      30
   Section 10.4  Accounting.........................................      31

ARTICLE XI
      THE AGENT.....................................................      31

   Section 11.1  Authorization and Action...........................      31
   Section 11.2  Delegation of Duties...............................      32
   Section 11.3  Exculpatory Provisions.............................      32
   Section 11.4  Reliance by Agent..................................      32
   Section 11.5  Non-Reliance on Agent and Other Purchasers.........      32
   Section 11.6  Reimbursement and Indemnification..................      33
   Section 11.7  Agent in its Individual Capacity...................      33
   Section 11.8  Successor Agent....................................      33

ARTICLE XII
      ASSIGNMENTS; PARTICIPATIONS...................................      34

   Section 12.1  Assignments........................................      34
   Section 12.2  Participations.....................................      35

ARTICLE XIII
      LIQUIDITY FACILITY............................................      35

   Section 13.1  Transfer to Financial Institutions.................      35
   Section 13.2  Transfer Price Reduction Yield.....................      35
   Section 13.3  Payments to Jupiter................................      35
   Section 13.4  Limitation on Commitment to Purchase from Jupiter..      36
   Section 13.5  Defaulting Financial Institutions..................      36
   Section 13.6  Terminating Financial Institutions.................      36

ARTICLE XIV
      MISCELLANEOUS.................................................      37

   Section 14.1  Waivers and Amendments.............................      37
   Section 14.2  Notices............................................      38
   Section 14.3  Ratable Payments...................................      39
   Section 14.4  Protection of Ownership Interests of the
                 Purchasers.........................................      39
   Section 14.5  Confidentiality....................................      40
   Section 14.6  Bankruptcy Petition................................      40
   Section 14.7  Limitation of Liability............................      40
   Section 14.8  CHOICE OF LAW......................................      41
   Section 14.9  CONSENT TO JURISDICTION............................      41
   Section 14.10 WAIVER OF JURY TRIAL...............................      41
   Section 14.11 Integration; Binding Effect; Survival of Terms.....      41
   Section 14.12 Counterparts; Severability; Section References.....      42
   Section 14.13 Bank One Roles.....................................      42
   Section 14.14 Characterization...................................      42


Exhibits and Schedules

    Exhibit I          Definitions
    Exhibit II         Form of Purchase Notice
    Exhibit III        Places of Business of the Seller Parties; Locations of Records; Federal
                       Employer Identification Number(s)
    Exhibit IV         Names of Collection Banks; Collection Accounts
    Exhibit V          Form of Compliance Certificate
    Exhibit VI         Form of Collection Account Agreement
    Exhibit VII        Form of Assignment Agreement
    Exhibit VIII       Credit and Collection Policy
    Exhibit IX         [Reserved]
    Exhibit X          Form of Monthly Report
    Exhibit XI         Special Concentration Limits

    Schedule A         Commitments
    Schedule B         Closing Documents
    Schedule 9.1(n)    Methodology of Calculating Consolidated Tangible Net Worth